EXHIBIT (a)(1)(vi)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer - Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:			Give the SOCIAL SECURITY number of -	For this type of account:		Give the EMPLOYER IDENTIFICATION number of -
1.		An individual’s account	The individual	8.	Disregarded entity not owned by an individual	The owner

2.		Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account(1)	9.	A valid trust, estate or pension trust	The legal entity(4)

3.		Two or more U.S. persons (joint account maintained by an FFI)	Each Holder of the account	10.	Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation

4.		Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	11.	Partnership or multi-member LLC account	The partnership

5.	a.	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	12.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	13.	A broker or registered nominee	The broker or nominee

6.		Grantor Trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor* __________________ __________________ __________________ __________________	14.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

7.		Sole proprietorship or disregarded entity owned by an individual	The owner(3)	15.	Grantor trust filing Form 1041 or under the Option Filing Method 2, requiring Form 1099 (see Regulations section 1.671-4(b)(2)(i)(B))**	The trust

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)

You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one).

(4)

List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

*	The grantor also must provide a Form W-9 to the trustee of the trust.
**	For more information on option filing methods for grantor trusts, see the Instructions for Form 1041.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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Obtaining a Number

If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number. Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

Payees Exempt From Backup Withholding – If you are exempt from backup withholding and/or FATCA reporting, enter on the Substitute Form W-9 any code(s) that may apply to you.

Exempt Payee Code: Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends, Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

The following codes identify payees that are exempt from backup withholding.

1.

An organization exempt from tax under Section 501(a), any individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

2.	The United States or any of its agencies or instrumentalities.

3.	A state, the District of Columbia, a U.S. commonwealth or territory, or any of its political subdivisions, agencies or instrumentalities.

4.	A foreign government or any of its political subdivisions, agencies, or instrumentalities.

5.	A corporation.

6.	A dealer in securities or commodities required to register in the United States, the District of Colombia, or a U.S. commonwealth or territory.

7.	A futures commission merchant registered with the Commodity Futures Trading Commission.

8.	A real estate investment trust.

9.	An entity registered at all times during the tax year under the Investment Company Act of 1940.

10.	A common trust fund operated by a bank under section 584(a).

11.	A financial institution defined under section 581.

12.	A middleman known in the investment community as a nominee or custodian.

13.	A trust exempt from tax under Section 664 or described in Section 4947.

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

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Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding.

FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Payees Exempt From FATCA Reporting

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank.

FATCA Exemption Codes: The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. If you are only submitting this form for an account you hold in the United States, leave this field blank.

The following codes identify payees that are exempt from FATCA Reporting:

A:	An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B:	The United States or any of its agencies or instrumentalities

C:	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

D:	A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E:	A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F:

A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G:	A real estate investment trust

H:	A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I:	A common trust fund as defined in section 584(a)

J:	A bank as defined in section 581

K:	A broker

L:	A trust exempt from tax under section 664 or described in section 4947(a)(1)

M:	A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice. - Section 6109 requires most recipients of dividend, interest, or certain other income to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

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Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. - If you fail to furnish your taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding. - If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. - Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Numbers .- If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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